Exhibit 10.2

OMNIBUS AMENDMENT TO
EMPLOYMENT AGREEMENTS

THIS OMNIBUS AMENDMENT (the “Omnibus Amendment”) to the EMPLOYMENT AGREEMENTS effective January 21, 2014, by and between Crestwood Operations LLC (“the Employer”) and each of Robert G. Phillips (“Phillips”), Robert Halpin (“Halpin”), Steven Dougherty (“Dougherty”), Joel Lambert (“Lambert”) and William H. Moore (“Moore” and, together with Phillips, Halpin, Dougherty and Lambert, the “Employees”), is made and entered into as of February 22, 2018 (the “Omnibus Amendment Date”).

W I T N E S S E T H
WHEREAS, the Employer and Phillips are parties to that certain Employment Agreement effective as of January 21, 2014 (as amended, the “Phillips Employment Agreement”);
WHEREAS, the Employer and Halpin are parties to that certain Employment Agreement effective as of January 21, 2014 (as amended, the “Halpin Employment Agreement”);
WHEREAS, the Employer and Dougherty are parties to that certain Employment Agreement effective as of January 21, 2014 (as amended, the “Dougherty Employment Agreement”);
WHEREAS, the Employer and Lambert are parties to that certain Employment Agreement effective as of January 21, 2014 (as amended, the “Lambert Employment Agreement”);
WHEREAS, the Employer and Moore are parties to that certain Employment Agreement effective as of January 21, 2014 (as amended, the “Moore Employment Agreement” and, together with the Phillips Employment Agreement, the Halpin Employment Agreement, the Dougherty Employment Agreement, the Lambert Employment Agreement, the “Employment Agreements”);
WHEREAS, the parties wish to amend the Employment Agreements to reflect certain changes to be made with respect to the terms and conditions of each Employees employment.
NOW THEREFORE, in consideration of the mutual covenants set forth in this Omnibus Amendment and the Employment Agreements, the Employer and Employees agree as follows:
Amendments to Employment Agreements
1.Effective as of the Omnibus Amendment Date, each of the Employment Agreements (other than the Moore Employment Agreement) is hereby amended by deleting the last three sentences of Section 2.2 in each such Employment Agreement.
2.Effective as of the Omnibus Amendment Date, each of the Employment Agreements is hereby amended by inserting a new Section 2.7 in each such Employment Agreement, to be and read as follows (to be amended only as identified for each respective Employment Agreement):
With respect to the Phillips Employment Agreement

2.7    If, on or before July 1, 2019, there is a Change in Control (as defined below), the Partnership shall issue 150,000 restricted units to Employee, which amount shall be fully vested on their issuance date.

With respect to the Halpin Employment Agreement

2.7    If, on or before July 1, 2019, there is a Change in Control (as defined below), the Partnership shall issue 100,000 restricted units to Employee, which amount shall be fully vested on their issuance date.
With respect to the Dougherty Employment Agreement

2.7    If, on or before July 1, 2019, there is a Change in Control (as defined below), the Partnership shall issue 75,000 restricted units to Employee, which amount shall be fully vested on their issuance date.
With respect to the Lambert Employment Agreement

2.7    If, on or before July 1, 2019, there is a Change in Control (as defined below), the Partnership shall issue 75,000 restricted units to Employee, which amount shall be fully vested on their issuance date.
With respect to the Moore Employment Agreement

2.7    If, on or before July 1, 2019, there is a Change in Control (as defined below), the Partnership shall issue 75,000 restricted units to Employee, which amount shall be fully vested on their issuance date.
3.    Effective as of the Omnibus Amendment Date, each of the Employment Agreements (other than the Phillips Employment Agreement) is hereby amended by inserting a new Section 3.3(b)(iv) to be and read as follows:

(iv)    If Employee’s employment is terminated during the period beginning three months prior to a Change in Control and ending twelve months after a Change in Control, then the severance amount payable under Section 3.3(b)(i) above shall be increased by changing the reference to “two (2) times” to instead read “three (3) times”.

4.    Effective as of the Omnibus Amendment Date, each of the Employment Agreements is hereby amended by inserting the following at the end of Section 3.3(b) to be and read as follows:

For purposes of this Agreement only, the term “Change in Control” means the occurrence of an event described in paragraphs 1, 2 or 3 below:

1.    Crestwood Equity GP LLC (the “General Partner”) ceases to be directly or indirectly controlled by FR XI CMP Holdings LLC, a Delaware limited liability company (the “Fund”) or one or more of its Affiliates (defined below);

2.    The consummation of a reorganization, merger or consolidation of Crestwood Equity Partners LP (the “Partnership”) or sale or other disposition of all or substantially all of the consolidated assets of the Partnership (a “Partnership Transaction”) immediately after which the voting power of the equity securities of the Partnership outstanding immediately prior to such Partnership Transaction do not continue to represent (either by remaining outstanding or by being converted into equity securities having voting power in the entity surviving, resulting from, or succeeding to all or substantially all of the Partnership’s consolidated assets as a result of such Partnership Transaction or any parent of such entity) at least 50% of the combined voting power of the then outstanding equity securities of (A) the entity surviving, resulting from, or succeeding to all or substantially all of the Partnership’s consolidated assets as a result of such Partnership Transaction or (B) any parent of any such entity (including, without limitation, an entity which as a result of such transaction owns the Partnership or all or substantially all of the Partnership’s assets either directly or through one or more subsidiaries); or

3.    The occurrence of any of the following events while the General Partner is controlled by the Fund or one or more Affiliates of the Fund:

(A)    Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the then-outstanding voting securities of Crestwood Holdings LLC (“Holdings”); provided, however, that the following acquisitions will not constitute a Change in Control: (i) any acquisition of voting securities of the Company by First Reserve Corporation, or any investment fund over which it maintains voting control, or (ii) any acquisition of voting securities by Robert G. Phillips, or their respective successors, assigns, designees, heirs, beneficiaries, trusts, estates or controlled affiliates;

(B)    A majority of the Board of Directors of the General Partner ceases to be comprised of Incumbent Directors;

(C)    The consummation of a reorganization, merger or consolidation of Holdings or sale or other disposition of all or substantially all of the consolidated assets of Holdings (each, a “Business Combination Transaction”) immediately after which the voting securities of Holdings outstanding immediately prior to such Business Combination Transaction do not continue to represent (either by remaining outstanding or by being converted into equity securities having voting power in the entity surviving, resulting from, or succeeding to all or substantially all of Holdings’ consolidated assets as a result of such Business Combination Transaction or any parent of such entity) at least 50% of the combined voting power of the then outstanding equity securities having voting power in (i) the entity surviving, resulting from, or succeeding to all or substantially all of Holdings’ consolidated assets as a result of such Business Combination Transaction or (ii) any parent of any such entity (including, without limitation, an entity which as a result of such transaction owns Holdings or all or substantially all of Holdings’ assets, either directly or through one or more subsidiaries; or

(D)    The General Partner, or one or more Affiliates of Holdings, ceases to be the general partner of the Partnership.

For purposes of this provision, (i) the term “Affiliate” means, with respect to any individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity (a “Person”), any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question; and (ii) the term “Incumbent Director” means an individual who, as of the Effective Date, is a director of an entity described in this definition, and any individual who becomes a director of such entity subsequent to such date whose election, nomination for election by the entity’s equity holders, or appointment, was approved by a vote of a majority of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of the applicable entity in which such person is named as a nominee for director, without objection to such nomination). For purposes of this provision, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

5.    Effective as of the Omnibus Amendment Date, the definition of “Non-Compete Period” set forth in Section 4.1 of each of the Employment Agreements is hereby amended to be and read as follows: “a period of twelve (12) months following the Termination Date." In addition, the phrase “during the eighteen-month period” in Section 4.1 of each of the Employment Agreements is hereby deleted and replaced with the phrase “during the twelve-month period”.

6.    Each of the Employment Agreements remains and continues in full force and effect in accordance with the provisions thereof, as amended by this Omnibus Amendment, and each of the Employment Agreements as amended shall be read and taken and construed as one and the same instrument, respectively.

7.    This Omnibus Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have executed this Omnibus Amendment effective as of the Amendment Date.

EMPLOYER:

CRESTWOOD OPERATIONS LLC

By:
Name:
Title:

PARTNERSHIP:

CRESTWOOD EQUITY PARTNERS LP

BY: CRESTWOOD EQUITY GP LLC, its General Partner

By:
Name:
Title:

EMPLOYEES:

/s/ Robert G. Phillips
Robert G. Phillips

/s/ Robert Halpin
Robert Halpin

/s/ Steven Dougherty
Steven Dougherty

/s/ Joel Lambert
Joel Lambert

/s/ William H. Moore
William H. Moore